UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2004

APTIMUS, INC.

(Exact Name of Registrant as Specified in Charter)

Washington
(State or Other Jurisdiction of Incorporation)

0-28968	91-1809146
(Commission File Number)	(IRS Employer Identification No.)

100 SPEAR STREET, SUITE 1115
SAN FRANCISCO, CA 94105
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (415) 896-2123

2001 SIXTH AVENUE, SUITE 3200
SEATTLE, WA 98121
(Former Name or Former Address, if Changed Since Last Report)

Item 7.01 – Regulation FD Disclosure
SIGNATURES

Item 7.01 – Regulation FD Disclosure

Aptimus Raises Guidance to $13MM Revenues and $0.20 EPS for 2004

•	Increases revenue guidance by 13% to $13 Million

•	Increases GAAP profit guidance 62%, from $875,000 to $1,420,000

•	Increases projected EPS from $0.12 to $0.20 per share

SAN FRANCISCO, CA September 9, 2004 — Aptimus, Inc. (OTC BB: APTM), the powerful performance based advertising network, today announced that it is raising its 2004 revenue guidance for a third time this year to $13 million in projected sales, a 13% increase from its most recent guidance. This revised estimate reflects a 183% growth expectation from revenues of $4.6 million achieved for 2003. In contrast, the Company forecast a 74% annual growth rate when it announced its original 2004 revenue guidance of $8 million in November 2003.

Along with the increase in revenue guidance, Aptimus today announced an expected increase in its GAAP net income for the year from $875,000 to $1,420,000, a 62% increase from its most recent guidance. This increase in net income is reflected in a revised projected 2004 EPS of $0.20, based on 7.1 million fully diluted weighted average shares outstanding.

“2004 has been a great year for Aptimus,” said Tim Choate, President and CEO of Aptimus. “As we began the year, we indicated that our primary focus this year would be growth in our publisher network, given our approach was already delivering solid results to advertiser clients and publisher web sites alike. With that in mind, we have expanded our business development team, launched a new EasyJoin™ self-service program for publishers, and aggressively pursued growth in current and new publisher relationships in general. These efforts, combined with the strength of our powerful approach, have helped us achieve this third increase in our guidance,” concluded Choate.

About Aptimus, Inc.

Aptimus (www.aptimus.com) is the powerful performance-based advertising network, generating superior revenues per impression for participating web site publishers while generating solid results for advertiser clients. For advertisers, the Aptimus Network offers a high volume, high quality platform to present their offers across a broad audience of web site and email distribution channels. Marketers pay only for the results they achieve on a cost per click, cost per lead, cost per acquisition, or cost per impression basis, as well as combinations of those models. As a result, marketers can refine their offers and payment models to achieve their exact objectives 100% of the time. For web site publishers, the Aptimus Network generates high revenues per impression while promoting strong offers from great brands, in graphical formats that complement the publishers’ sites and add value for their customers. At the core of the Aptimus Network platform is a proprietary, patent-pending technology and direct marketing approach called Dynamic Revenue Optimization™, which automatically determines on a real-time basis the right advertiser offers for promotion on each publisher’s web site and in each email sent. The technology is designed to optimize results for Aptimus’ advertiser clients by placing specific offers in front of specific customers, while maximizing revenues for Aptimus’ web site publishers. The Company’s primary offer presentation formats include cross-marketing promotions at the point of registration or other transactional activity on web sites, online advertising programs, and email marketing campaigns. Aptimus’ current clients include many of the top 500 direct marketers, such as Procter & Gamble, Gevalia Coffee, Hewlett Packard, IBM and Forbes. Aptimus web site publishers include a broad cross-section of the Internet from CNET Networks to eDiets. Aptimus has offices in San Francisco and Seattle, and is publicly traded on the OTCBB under the symbol APTM. More information on Aptimus is available at the Company’s web site at http://www.aptimus.com

This press release contains statements that may constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, comments regarding the

Company’s future success, the continuing nature of the company’s revenue growth, the Company’s anticipated total revenues, profit and earnings per share for the year and the company’s improving prospects, in general. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include, without limitation, fluctuation of the Company’s operating results, the ability to compete successfully, the ability of the Company to maintain current client and distribution partner relationships and attract new ones, and the ability to integrate acquired companies. For additional factors that may cause actual results to differ materially from those contemplated by such forward-looking statements, please see the “Risk Factors” described in the Company’s Annual Report on Form 10-K, dated March 30, 2004, the Company’s Amended Registration Statement on From S-1A, dated September 2, 2004 and in other periodic reports and filings on file with the SEC, which Risk Factors are incorporated herein as though fully set forth. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.

Media: Holly Nuss, Public Relations, +1-415-845-1095 or hollyn@aptimus.com

Investors: John Wade, Chief Financial Officer of Aptimus, Inc., +1-415-896-2123, ext. 245, or john.wade@aptimus.com.

SIGNATURES

In accordance with the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APTIMUS, INC.
(Registrant)

Dated: September 10, 2004	By:	/s/ David H. Davis

David H. Davis
General Counsel and Corporate Secretary